Exhibit 99.1

Chart Industries, Inc. to Acquire Howden

Atlanta, Georgia – November 9, 2022 - Chart Industries, Inc. (NYSE: GTLS) (“Chart”) today announced that it has signed a definitive agreement to acquire Howden, a leading global provider of mission critical air and gas handling products and services, from affiliates of KPS Capital Partners, LP. The purchase price is $4.4 billion and will be funded through a combination of cash and shares of a newly created class of preferred stock. The acquisition is subject to the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions and is expected to close in the first half of 2023.

The acquisition will result in estimated combined revenue of approximately $3.4 billion based on the trailing twelve months as of August 31, 2022. The purchase price represents 12.9x Howden’s adjusted EBITDA for the 12 months ended August 31, 2022, or 8.5x including estimated annual cost synergies of $175 million to be achieved in the first 12 months of ownership ($250 million annual cost synergies by year three). In addition to cost opportunities, Chart has identified significant commercial synergies that are expected to reach $350 million annually by year three.

Howden, headquartered in the U.K., is a leading global provider of mission critical air and gas handling products providing service and support to customers around the world in highly diversified end markets and geographies. Howden manufactures highly engineered fans, compressors, rotary heat exchangers, steam turbines, and other air and gas handling products, services, and solutions. With over 160 years of experience as a world-class application engineering and manufacturing company, Howden enables customers to achieve environmental and operational targets and efficiencies, including decarbonization of operations.

“The combination of Chart and Howden furthers our global leadership position in highly engineered process technologies and products serving the Nexus of Clean™ – clean power, clean water, clean food and clean industrials. The offerings of Chart and Howden are highly complementary, bringing multiple cost synergies, commercial synergies and efficiencies in the first year, along with significant aftermarket, service and repair exposure, which lifts the margin profile of the combined business, adds resiliency and broadens our end markets,” stated Jill Evanko, Chart’s CEO and President. “The two companies have shared customer-centric values and are both very committed to innovation which will result in expanded reach into global markets and acceleration in product development.”

Strategic Benefits

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Highly complementary offering will expand Chart’s equipment portfolio and process technology offering for multiple molecules and applications across high growth areas. The expanded portfolio will increase scale, bring synergies and drive growth in areas including hydrogen, carbon capture and storage (“CCUS”), decarbonization of industries, water treatment, petrochemical, LNG, air separation and natural gas processing.

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Assurance of supply and control of the manufacturing process and schedule for critical equipment in Chart’s process technology offering. Lead-time and delivery schedules are top customer decision points for placing orders in liquefaction, given the macro trend of energy access and resiliency and desire for fastest implementation. Chart will benefit from integrating Howden’s compressors in its offering where applicable as compressors are the longest lead-time item in the current environment for hydrogen, helium and small-scale LNG liquefaction.

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Additional end markets and geographic expansion for the Nexus of Clean™ - clean power, clean water, clean food and clean industrials. The combination of the two companies will create a more diversified business while staying focused on Chart’s core engineering and manufacturing for liquid, air and gas handling and storage. Howden’s strong presence in regions such as Europe, Middle East, Africa and Southeast Asia, as well as applications in cement, marine, mining, and nuclear, will allow us to expand our customers and projects using our combined solution offering, while Chart’s exposure to LNG (particularly small-scale LNG which is applicable to Howden’s product offerings), water, CCUS and hydrogen in a variety of regions will pull Howden’s equipment through at scale to these markets.

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Strong intellectual property and patent portfolio adds to Chart’s highly differentiated and difficult to replicate offering. Howden has 450 issued patents and patent applications across multiple jurisdictions worldwide and over 800 trademark applications and registrations worldwide adding to Chart’s existing portfolio of 778 patents and patent applications and 569 trademark applications and registrations.

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The combination of the two companies will produce a business with significant aftermarket, service and repair exposure. Aftermarket, service and repair comprise approximately 48% of Howden’s and approximately 14% of Chart’s revenue. Combined, this will be over 30% of pro forma revenue with approximately 42% gross margin as a percent of sales. The addition of this high-margin aftermarket business will lift the combined margin profile, add resiliency and reduce cyclicality.

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Applying the Chart playbook to significantly increased scale. After closing, we will quickly take advantage of the One Chart global commercial and global engineering approach, which will, with Howden’s engineering and manufacturing expertise, allow for more first-of-a-kind opportunities and double-digit global growth.

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Both companies have a history of inorganic investment integration. In the past three years, Howden completed seven highly-synergistic bolt-on acquisitions, and in that same time period, Chart completed 10 strategic bolt-on acquisitions and divested two non-core businesses. Both teams have experience in and dedicated resources for successful integration planning and execution.

Financial Benefits

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Chart and Howden combined backlog of approximately $3.7 billion as of September 30, 2022 supports near-term double-digit growth outlook. This growth outlook is furthered by the short book to ship timeframe of the aftermarket, service and repair portion of Howden’s business, which is approximately 46% of the order book.

•	Significant cost synergies of approximately $175 million and revenue synergies of $150 million expected to be delivered in the first 12 months after closing.

•	Created by regional overlaps and scale that can be achieved when combining two mid-size companies with different geographic strengths.

•	Combined customer base has little overlap, bringing opportunities to pull through sales for a broader set of products from both companies.

•	Manufacturing optimization and insourcing with additional immediate capacity for both businesses supports Chart’s ability to continue to deliver broad-based growth.

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Combined service footprint and installed base provides for significant aftermarket growth synergies, especially when combined with Howden’s digital Uptime offering, and its established IOT platform ranging from simulation software to performance monitoring software. Howden’s 41 service center locations around the world and 18 manufacturing sites will significantly grow Chart’s aftermarket capabilities.

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Significant total solution offering expansion opportunities exist as the products and services of the two companies are complementary. Examples include Chart’s water treatment technology with Howden’s aeration offering, and expanding our hydrogen reach deeper in gaseous hydrogen applications.

•	Strong free cash flow generation and year-one margin and earnings per share (“EPS”) accretion after closing.

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The combined business is expected to generate over 90% free cash flow conversion in the first 12 months of ownership, inclusive of cash flow from synergies. This leads to an estimated pro forma net leverage ratio in the high 2x range by the end of 2024, assuming a first half 2023 close of the acquisition.

•	The acquisition is expected to be accretive to EBITDA margins, free cash flow and EPS in the first full year of ownership.

“I am thrilled that Chart has agreed to acquire Howden. This acquisition will provide benefits for both businesses, as well as our team members and customers. Over the past years, Howden and Chart have worked together on various projects, and through these activities we have witnessed first-hand the potential synergies of this combination, as well as the aligned values and cultures of the two companies,” stated Ross Shuster, CEO of Howden. “Our complementary offerings will enable the combined organization to offer customers an even broader set of innovations, solutions and services.”

Post-Close Governance and Segmentation

Chart and Howden have similar cultures and values, as well as a history of successful cooperation on multiple successful projects in the past. With over 11,650 employees and a presence in 35 countries, post-closing the combined company will scale to offer more complete solutions across the Nexus of Clean™ in broader geographies and markets, thereby providing customers a further opportunity to have a one-stop shop for their full solution needs. Our aligned cultures are committed to serving customers and increasing productivity, and the combined leadership team will represent a combination of talent from both organizations, with Jill Evanko, CEO and President of Chart running the combined business post-closing. Ross Shuster, Howden’s CEO, will continue to serve as an advisor of the combined business for up to one-year following the closing of the acquisition to support Chart in its integration efforts.

Transaction Financing Details

The acquisition purchase price of $4.4 billion will be funded through a mix of cash and shares of a newly created class of preferred stock, which may represent approximately $1.1 billion of the purchase price. Chart has $3.375 billion of fully committed bridge financing in place from J.P. Morgan and Morgan Stanley Senior

Funding, Inc. Chart expects to pursue a long-term financing structure expected to include a combination of term loans, senior secured and unsecured notes. The Company will prioritize deleveraging to reduce its net leverage ratio to the high-2x range by the end of calendar 2024 and an ongoing target of 2.0 – 2.5x. In connection with its deleveraging plans, Chart does not intend to undertake any material acquisitions or share repurchases until its leverage ratio returns to targeted levels.

Advisors

BofA Securities is serving as exclusive financial advisor and Winston & Strawn LLP is serving as legal counsel to Chart.

Morgan Stanley & Co., LLC, J.P. Morgan Securities LLC, Barclays and Evercore are serving as financial advisors and Paul Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to KPS Capital Partners, LP and Howden.

Conference Call

Chart has scheduled a conference call for Wednesday, November 9, 2022, at 8:30 a.m. ET to discuss the acquisition. A live webcast and replay will be available on Chart’s investor relations website, ir.chartindustries.com. Participants wishing to join the live Q&A session may request a conference call dial-in number by registering in advance using the registration link on our investor relations website, ir.chartindustries.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Chart’s business plans, including statements regarding anticipated acquisitions, future cost synergies and efficiency savings, objectives, future orders, revenue, margins, earnings, performance or outlook, business or industry trends and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “indicators”, “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by Chart are made based on management’s expectations and beliefs concerning future events impacting Chart and are subject to uncertainties and factors relating to Chart’s operations and business environment, all of which are difficult to predict and many of which are beyond Chart’s control, that could cause Chart’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause Chart’s actual results to differ materially from those described in the forward-looking statements include: the conditions to the completion of the acquisition may not be satisfied or the regulatory approvals required for the acquisition may not be obtained on the terms expected, on the anticipated schedule, or at all; long-term financing may not be available on favorable terms, or at all; closing of the acquisition may not occur or be delayed; Chart may be unable to achieve the anticipated benefits of the acquisition (including with respect to synergies); revenue following the acquisition may be lower than expected;

operating costs, customer losses, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers and suppliers) resulting from the acquisition may be greater than expected, slower than anticipated growth and market acceptance of new clean energy product offerings; inability o achieve expected pricing increasing or continued supply chain challenges including volatility in raw materials and supply; risk relating to the outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the conflict between Russia and Ukraine, including potential energy shortages in Europe and elsewhere and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. Chart undertakes no obligation to update or revise any forward-looking statement.

USE OF NON-GAAP FINANCIAL INFORMATION

This press release and the and the accompanying supplemental slides contain non-GAAP financial information, including estimated future cost synergies, commercial synergies, free cash flow, adjusted EBITDA and adjusted EBITDA margins attributable to Chart as a result of the anticipated acquisition. Chart believes these forward-looking non-GAAP measures are of interest to investors and facilitate useful illustrations of Chart’s estimated future financial results if the acquisition is completed, and this information is used by the Company in evaluating internal performance. Chart is not able to provide a reconciliation of each non-GAAP financial measure presented because certain items may have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted.

About Chart Industries, Inc.

Chart Industries, Inc. is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. Our unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. Being at the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 Capture amongst other applications. We are committed to excellence in environmental, social and corporate governance (ESG) issues both for our company as well as our customers. With over 25 global manufacturing locations from the United States to China, Australia, India, Europe and South America, we maintain accountability and transparency to our team members, suppliers, customers and communities. To learn more, visit www.Chartindustries.com.

About Howden

Howden is a leading global provider of mission critical air and gas handling products and services. The Company’s products enable its customers’ vital processes which advance a more sustainable world. Based in Renfrew, Scotland, Howden has over 160 years of heritage as a world-class application engineering and manufacturing company with a presence in 35 countries. Howden manufactures highly engineered fans, compressors, heat exchangers, steam turbines, and other air and gas handling equipment, and provides service and support to customers around the world in highly diversified end-markets and geographies. More information can be found at www.howden.com.

About KPS Capital Partners, LP

KPS, through its affiliated management entities, is the manager of the KPS Special Situations Funds, a family of investment funds with approximately $13.6 billion of assets under management (as of June 30, 2022). For over three decades, the Partners of KPS have worked exclusively to realize significant capital appreciation by making controlling equity investments in manufacturing and industrial companies across a diverse array of industries, including basic materials, branded consumer, healthcare and luxury products, automotive parts, capital equipment and general manufacturing. KPS creates value for its investors by working constructively with talented management teams to make businesses better, and generates investment returns by structurally improving the strategic position, competitiveness and profitability of its portfolio companies, rather than primarily relying on financial leverage. The KPS Funds’ portfolio companies currently generate aggregate annual revenues of approximately $21.6 billion, operate 232 manufacturing facilities in 27 countries, and have approximately 53,000 employees, directly and through joint ventures worldwide (as of June 30, 2022, pro forma for recent acquisitions and exits). The KPS investment strategy and portfolio companies are described in detail at www.kpsfund.com.

For more information, click here:

http://ir.chartindustries.com/

Contacts:

Greg Shewfelt

Vice President, Finance, Chart Industries, Inc.

678-865-9141

Greg.shewfelt@chartindustries.com

Joe Brinkman

Chief Financial Officer, Chart Industries, Inc.

952-243-8433

Joe.brinkman@chartindustries.com

Jill Evanko

President and CEO, Chart Industries, Inc.

630-418-9403

Jill.evanko@chartindustries.com

Contact for Treasury and Banking:

Chuck Corsillo,

Vice President, Treasury, Chart Industries, Inc.

216-225-2385

Chuck.corsillo@chartindustries.com